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Exhibit 23

Independent Registered Public Accounting Firm

Video Display Corporation
Tucker, Georgia

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15337) of Video Display Corporation of our report dated May 14, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP
Atlanta, Georgia May 28, 2004

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Independent Registered Public Accounting Firm